BlueLinx Quarterly Review Fourth Quarter 2015

2 Forward-Looking Statement Safe Harbor - This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability, and our guidance regarding anticipated financial results. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; the Company’s ability to successfully close on the pending modification and extension of its CMBS mortgage and ABL revolver and Tranche A loan debt; and other factors described in the “Risk Factors” section in the Company’s Annual Report Form 10-K for the year ended January 3, 2015, its Quarterly Reports on Form 10-Q for the quarters ended July 4, 2015 and October 3, 2015, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectation or otherwise, except as required by law. Use of Non-GAAP and Adjusted Financial Information - To supplement GAAP financial information, we use adjusted measures of operating results which are non-GAAP measures. This non-GAAP adjusted financial information is provided as additional information for investors. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our operating performance by excluding non-recurring, infrequent or other non-cash charges that are not believed to be material to the ongoing performance of our business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for GAAP measures of net earnings, diluted earnings per share or net cash provided by (used in) operating activities prepared in accordance with generally accepted accounting principles in the United States. Immaterial Rounding Differences - Immaterial rounding adjustments and differences may exist between slides, press releases, and previously issued presentations. BlueLinx Holdings Inc.

3 Susan O’Farrell Chief Financial Officer and Treasurer

4 Executive Summary – Fourth Quarter Results • Anticipate successful completion of the Company's real estate, ABL and Tranche A loan extensions in the immediate future • Adjusted EBITDA of $4.2 million, an increase of 121% from fourth quarter 2014 • Revenue of $428.2 million • Gross margin up 105 basis points from fourth quarter 2014 • Selling, general and administrative expenses down $2.8 million, or 5.7%, from fourth quarter 2014 • Net income up $1.6 million from fourth quarter 2014 • For full year 2015, net cash provided by operating activities increased to $39.9M; first full year positive net cash generated since 2009 Preliminary Unaudited Results

5 2015 2014 2015 2014 in millions Q4 Q4 YTD YTD Net sales $ 428.2 $ 454.1 $ 1,916.6 $ 1,979.4 Gross profit $ 51.5 $ 49.8 $ 222.5 $ 229.1 Gross margin 12.02% 10.97% 11.61% 11.57 % Revenue and Gross Margin • In Q4 2015, sales were impacted by structural pricing decreases of approximately $23 million in Q4 2015 ◦ As a result, penetration of specialty sales increased slightly, now comprising approximately 60% of total company sales • Gross margin increased by 105 bps compared to Q4 2014 ◦ Gross margin for structural and specialty products up 141 and 13 basis points, respectively Preliminary Unaudited Results

6 2015 2014 2015 2014 in millions Q4 Q4 YTD YTD Selling, general, and administrative $ 45.3 $ 48.1 $ 195.9 $ 211.3 Gains from sales of property — — — (5.3) Depreciation and amortization 2.6 2.3 9.7 9.5 Total operating expenses $ 47.9 $ 50.4 $ 205.6 $ 215.5 Operating Expenses • Selling, General & Administrative expenses down by $2.8 million, or 5.7%, for the quarter and $15.4 million, or 7.3%, for the full year primarily due to lower fuel costs and payroll-related costs Preliminary Unaudited Results

7 Cash Flows Year-to-Date Operating Cash Utilization Improved $52.2 million from prior year; Net cash generated of $39.9 million; first positive cash flow since 2009 • Working capital (A/R plus Inventory less A/P & Outstanding checks) improved by $32.7 million • TTM Cash Cycle at 64 days, a one day improvement from prior year ($39.8) ($12.3) $39.9 Preliminary Unaudited Results

8 Mitch Lewis Chief Executive Officer

9 Key Emphasis • Current market conditions • Focus on facility monetization • Inventory management and planning improvements, including strategic product assortment • Continue margin enhancement activities • Reverse stock split Key Emphasis for BlueLinx

10 Reverse Stock Split • Announced on December 14, 2015 Board of Director approval for a 1-for-10 reverse stock split of the Company’s common stock • Seeking shareholder approval of the reverse stock split at 2016 annual stockholder’s meeting to be held in May • Reverse stock split will likely result in higher per share price and a corresponding lower number of total shares issued and outstanding at the time of implementation • Enabling Company to initially meet minimum per share market price ($1.00) requirements for continued listing on the New York Stock Exchange • Increasing marketability of stock to a broader range of potential new investors

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